EXHIBIT 10.23

AMENDMENT TO
SECOND AMENDED & RESTATED MARKET DATA AGREEMENT

This Amendment (this “Amendment”), dated as of July 24, 2020 and made effective as of January 1, 2020 (the “Effective Date”), shall amend the Second Amended & Restated Market Data Agreement, dated November 1, 2018 (as amended from time to time, the “Agreement”), by and among Tradeweb Markets LLC, a Delaware limited liability company, (“Tradeweb”), Refinitiv US LLC (f/k/a Thomson Reuters (Markets) LLC), a Delaware limited liability company, (“TRM”), and Refinitiv US Organization LLC (f/k/a Thomson Reuters (GRC) Inc.), a Delaware corporation (“GRC”). TRM and GRC are referred to herein as the “Refinitiv Parties”, and together with Tradeweb, the “Parties”.

WHEREAS, in connection with the Agreement and its predecessor agreements, the Parties have cooperated and continue to cooperate through various means to migrate, upgrade or cross-sell certain Tradeweb customers to become subscribers of Refinitiv Desktop Products or other Refinitiv Services;

WHEREAS, as part of that cooperation, Tradeweb has continued to provide certain customers’ users with access to the Tradeweb Viewer without billing those customers directly for that service (such customers, the “Joint Customers”, and such users, the “Joint Customer Users”);

WHEREAS, Tradeweb’s obligation to continue providing such access and support with respect to Existing Target Customers terminated on the Effective Date and Refinitiv’s obligation to pay Cancelled Subscription Fees terminated for most Joint Customer Users on or prior to the Effective Date, and will terminate for the remainder of the relevant Joint Customer Users on a rolling basis through October 31, 2025 as set forth in the Agreement (following termination of all such access, support or payment obligations with respect to it, each such relevant Joint Customer is referred to as a “Recaptured Customer”, and each such Joint Customer User is referred to as a “Recaptured User”) and after each such respective termination, Tradeweb desires to charge the Recaptured Customers its standard fees for accessing the Tradeweb Viewer; and

WHEREAS, the parties have agreed that for certain of the Recaptured Customers, Tradeweb shall invoice the Refinitiv Parties (or a designated Affiliate) for the Tradeweb Viewer fees owed by such Recaptured Customers with respect to their current Recaptured Users instead of invoicing such Recaptured Customers directly, and the Refinitiv Parties shall be responsible for paying (or causing to be paid) such invoiced amounts.

NOW, THEREFORE, in consideration of the promises and mutual agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree to amend the Agreement as follows:

1.Specified Customer Fees. Set forth on Schedule A hereto (as it may be modified in accordance with paragraph 4 below) are (a) certain Recaptured Customers (each, a “Specified Customer”), (b) the product and functionality access currently held by certain Recaptured Users of each such Specified Customer (such Recaptured Users, the “Covered Users” and such access, “Covered User Access”), and (c) the current standard fees applicable to such Covered User Access (the “Covered Fees”).

2.Invoicing and Payment. Tradeweb shall not invoice a Specified Customer for any Covered User Access and shall, effective as of the Effective Date, instead invoice the Covered Fees on a monthly basis to TRM (or a designated Affiliate thereof). TRM shall pay or cause to be paid, as applicable, all Covered Fees, the undisputed portion of which shall be payable within thirty (30) days following the date of receipt of such invoice. If TRM shall dispute any amount invoiced hereunder, TRM and Tradeweb shall attempt in good faith for a period of at least thirty (30) days to resolve such dispute between themselves, following which TRM may elect by providing a Dispute Notice to resolve the matter (such matter to be deemed a Dispute Resolution Matter) under the Dispute Resolution Process. For the avoidance of doubt, (a) in addition to the above, Tradeweb may invoice a Specified Customer for other goods or services provided to it that do not constitute Covered User Access, (b) in the event that any Covered User Access is removed in accordance with paragraph 4 below, the Refinitiv Parties shall no longer be obligated to pay or cause to be paid the corresponding Covered Fees following the end of the month during which such removal occurs, and (c) for so long as TRM, or its designated Affiliate, is paying a Cancelled Subscription Fee in respect of any User, Tradeweb shall not invoice the relevant Joint Customer in relation to such User's access to services covered by the Cancelled Subscription Fee.

3.Specified Customer Services.

(a)For so long as the Refinitiv Parties are paying the relevant Covered Fees with respect to a Specified Customer: (i) Tradeweb, or a Tradeweb Subsidiary, as applicable, shall continue to perform any obligations under the applicable Specified Customer agreements relevant to its Covered User Access; and (ii) Tradeweb hereby grants to GRC a non-exclusive license sublicensable by GRC to TRM (or those TRM Affiliates to which such Specified Customer agreement was assigned pursuant to the Original Agreement) for each of that Specified Customer’s Covered Users to use and access the Tradeweb Viewer in connection with their applicable Covered User Access.

(b)Tradeweb shall, and shall cause its Subsidiaries to use commercially reasonable efforts to, where applicable, assist TRM in migrating each applicable Specified Customer into a Refinitiv Desktop Product or Refinitiv Service from the Tradeweb Viewer and from legacy Tradeweb contracts to TRM or TRM Affiliate contracts until such date as the Refinitiv Parties are no longer paying Covered Fees with respect to such Specified Customer.

4.Modification of Schedule A. In addition to amendments to the Agreement permitted under the terms thereof, Schedule A may be modified as follows:

(a)Any part of Schedule A may be modified at any time by email confirmation by both of (i) for Tradeweb, a Managing Director in the Market Data group (or successor thereto) or an executive level corporate officer of Tradeweb, and (ii) for the Refinitiv Parties, Michael Ehrlich or Head of Content Acquisition, Americas (or such persons’ designated successor(s)) (each, a Party’s “Designated Authority”). For the sake of clarity, additional Users at Specified Customers may be added as Covered Users in accordance with the foregoing procedure, provided that such email confirmation specifies the relevant Covered User Access and Covered Fees in relation to each additional User. In addition, following the modification of Schedule A in accordance with the procedures set forth in this Section 4(a), in the event Refinitiv transfers a Refinitiv Service from a Covered User to another User at a Specified Customer, Tradeweb shall, at the Refinitiv Parties’ Designated Authority’s request, cooperate with Refinitiv to transfer the relevant Covered User Access to such other User;

(b)Any Covered User Access may be removed at any time with effect from the end of the month following notice from the Refinitiv Parties’ Designated Authority to Tradeweb’s Designated Authority that it has determined in its sole discretion to cease paying the relevant Covered Fees for such Covered User Access on behalf of the relevant Covered User; provided that the Refinitiv Parties shall, at the same time such notice is provided to Tradeweb, notify the relevant Specified Customer of its intention to cease paying the relevant Covered Fees for such Covered User Access and direct such Specified Customer to Tradeweb for continued access to the Covered User Access. In addition, Tradeweb’s Designated Authority shall notify the Refinitiv Parties’ Designated Authority if it determines in its sole discretion to cease offering any Covered User Access to the relevant Covered User or if any Specified Customer cancels any Covered User Access and the relevant Covered User Access shall be removed with effect from the end of the month following such notice (provided, that in the event Tradeweb thereafter determines to begin offering such Covered User Access again, it shall notify the Refinitiv Parties in the same manner and, if requested by the Refinitiv Parties’ Designated Authority, such Covered User Access shall be added to Schedule A again);

(c)In the event that Tradeweb modifies its standard fees for services that constitute Covered User Access and such changes are applicable generally to its customers, then Tradeweb’s Designated Authority shall provide at least 90 days’ prior notice of such modifications to the Refinitiv Parties’ Designated Authority and such modifications shall be equally applicable (in scope and timing) to all Covered User Access, and the Covered Fees shall be automatically modified to such effect effective at the expiration of such notice period; and

(d)For each Joint Customer User that becomes a Recaptured User after the Effective Date, the relevant Recaptured Customer shall be automatically added to Schedule A as a Specified Customer (if not already a Specified Customer) and such Recaptured User shall be automatically added to Schedule A as a Covered User, specifying the relevant Covered User Access (and in such case, the Covered Fees will be the standard Tradeweb fees then in effect for such Covered User Access).

5.Term. This Amendment shall take effect as of the Effective Date and continue for so long as there is any Covered User Access, unless the Parties agree in writing to earlier terminate this Amendment. For the avoidance of doubt, this Amendment shall terminate upon the expiration or termination of the Agreement; provided that the parties shall cooperate in good faith to ensure an orderly transition of the arrangements hereunder prior to such expiration or termination.

6.Miscellaneous. The Agreement shall be deemed to have been amended by this Amendment and the terms of this Amendment shall supplement and form part of the Agreement. In the event of a conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall prevail. All sections of the Agreement not amended hereby shall remain in full force and effect as specified in the Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement. This Amendment and the rights and obligations of the Parties hereto shall be interpreted and enforced in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed wholly within that jurisdiction.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

REFINITIV US ORGANIZATION LLC

By:__/s/ Sarah Andrews________
Name:    Sarah Andrews
Title: Global Head of Preferred Partnerships

REFINITIV US LLC

By:_/s/ Kerry Baker Relf________
Name: Kerry Baker Relf
Title: Head of Core Partner Marketplace

TRADEWEB MARKETS LLC

By:__/s/ Douglas Friedman________
Name:    Douglas Friedman
Title: General Counsel

SCHEDULE A
[Omitted pursuant to Item 601(a)(5) of Regulation S-K.]